As filed with the U.S. Securities and Exchange Commission on March 31, 2025

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Siddhi Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98- 1799837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Chief Executive Officer
100 Wall Street, 20th Floor
New York, NY 10005
347-316-8312
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sam Potter
Chief Executive Officer
100 Wall Street, 20th Floor
New York, NY 10005
347-316-8312
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman, KY1-1104 (345) 949-4900	Gregg A. Noel Brian D. Paulson Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-285648

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Siddhi Acquisition Corp (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333-285648), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 31, 2025 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The additional units that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on April 1, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-285648), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
5.1	Form of Opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Registrant
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of March 2025.

Siddhi Acquisition Corp

By:	/s/ Sam Potter
Name:	Sam Potter
Title:	Chief Executive Officer and Executive Chair (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sam Potter and Mike Rollins his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sam Potter	Chief Executive Officer and President	March 31, 2025
Sam Potter	(principal executive officer)

/s/ Mike Rollins	Chief Financial Officer	March 31, 2025
Mike Rollins	(principal financial and accounting officer)

/s/ Brian D. Finn	Chairman of the Board	March 31, 2025
Brian D. Finn

/s/ Alan H. Howard	Director	March 31, 2025
Alan H. Howard

/s/ Jessica Hoffman Brennan	Director	March 31, 2025
Jessica Hoffman Brennan

/s/ Matthew Shigenobu Muta	Director	March 31, 2025
Matthew Shigenobu Muta

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